UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2015

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2015, the Board of Directors of BofI Holding, Inc. (the “Registrant”) and its subsidiary BofI Federal Bank (collectively, the “Company”) appointed Derrick K. Walsh as the Company's Senior Vice President, Chief Accounting Officer (“principal accounting officer”). The appointment of Mr. Walsh to this role is effective immediately.

Mr. Walsh, a CPA licensed in California, joined the Company on July 8, 2013, as First Vice President, Financial Reporting. Before joining the Company, Mr. Walsh was an Assistant Vice President at LPL Financial (“LPL”) from 2011 to 2013; prior to joining LPL, Mr. Walsh was a public accounting auditor specializing in audits of financial institutions, manufacturing and retail goods.

Mr. Walsh will receive a salary and will participate in other benefit and compensation plans at levels consistent with his position and scope of responsibility. The Company has not entered into a material compensatory arrangement with Mr. Walsh and has not granted a material award in connection with this appointment.

Mr. Walsh assumes the responsibilities of principal accounting officer from Andrew J. Micheletti, who continues as the Company's Executive Vice President and Chief Financial Officer ("principal financial officer").

There are no relationships between Mr. Walsh and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date:	March 3, 2015	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer